Exhibit 99.1

Cathay General Bancorp Announces Fourth Quarter and Full Year 2023 Results

LOS ANGELES--(BUSINESS WIRE)--January 24, 2024--Cathay General Bancorp (the “Company”, “we”, “us”, or “our”) (Nasdaq: CATY), the holding company for Cathay Bank, today announced its unaudited financial results for the quarter and year ended December 31, 2023. The Company reported net income of $354.1 million, or $4.86 per share, for the year ended December 31, 2023 and net income of $82.5 million, or $1.13 per share, for the fourth quarter of 2023. The fourth quarter net income included a $11.3 million, or $0.12 per diluted share, charge for the one-time FDIC special assessment.

FINANCIAL PERFORMANCE

	Three months ended			Year ended December 31,
(unaudited)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022
Net income	$82.5 million	$82.4 million	$97.6 million	$354.1 million	$360.6 million
Basic earnings per common share	$1.14	$1.14	$1.33	$4.88	$4.85
Diluted earnings per common share	$1.13	$1.13	$1.33	$4.86	$4.83
Return on average assets	1.40%	1.42%	1.77%	1.56%	1.69%
Return on average total stockholders' equity	12.21%	12.36%	15.73%	13.56%	14.70%
Efficiency ratio	53.84%	48.57%	37.97%	46.97%	38.38%

HIGHLIGHTS

  Diluted earnings per share for the year increased to $4.86.
  Total loans increased $1.3 billion, or 7.1%, to $19.55 billion in 2023.
  Total deposits increased $820.2 million, or 4.4%, to $19.33 billion in 2023.

“Total loans increased by $1.3 billion to $19.55 billion for the year and diluted earnings per share for the year increased to $4.86 per share,” commented Chang M. Liu, President and Chief Executive Officer of the Company.

INCOME STATEMENT REVIEW
FOURTH QUARTER 2023 COMPARED TO THE THIRD QUARTER 2023

Net income for the quarter ended December 31, 2023, was $82.5 million, an increase of $0.1 million, or 0.1%, compared to net income of $82.4 million for the third quarter of 2023. Diluted earnings per share for the fourth quarter of 2023 was $1.13 per share compared to $1.13 per share for the third quarter of 2023. Net income for the fourth quarter included an $11.3 million, or $0.12 per diluted share, one-time FDIC special assessment as a result of the Federal Deposit Insurance Act.

Return on average stockholders’ equity was 12.21% and return on average assets was 1.40% for the quarter ended December 31, 2023, compared to a return on average stockholders’ equity of 12.36% and a return on average assets of 1.42% in the third quarter of 2023.

Net interest income before provision for credit losses

Net interest income before provision for credit losses decreased $3.5 million, or 1.9%, to $182.1 million during the fourth quarter of 2023, compared to $185.6 million in the third quarter of 2023. The decrease was due primarily to an increase in interest deposit expense, partially offset by an increase in interest income from loans and securities.

The net interest margin was 3.27% for the fourth quarter of 2023 compared to 3.38% for the third quarter of 2023.

For the fourth quarter of 2023, the yield on average interest-earning assets was 5.99%, the cost of funds on average interest-bearing liabilities was 3.59%, and the cost of average interest-bearing deposits was 3.50%. In comparison, for the third quarter of 2023, the yield on average interest-earning assets was 5.89%, the cost of funds on average interest-bearing liabilities was 3.33%, and the cost of average interest-bearing deposits was 3.23%. The increase in the yield on average interest-bearing liabilities resulted mainly from higher interest rates on deposits driven by the higher repricing of maturing time deposits in the fourth quarter. The increase in the yield on average interest-earning assets resulted mainly from higher interest rates on loans due to the increasing rate environment. The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, was 2.40% for the fourth quarter of 2023, compared to 2.56% for the third quarter of 2023.

Provision for credit losses

The Company recorded a provision for credit losses of $1.7 million in the fourth quarter of 2023, compared to $7.0 million in the third quarter of 2023. As of December 31, 2023, the allowance for credit losses decreased by $2.4 million to $163.6 million, or 0.84% of gross loans, compared to $166.0 million, or 0.87% of gross loans as of September 30, 2023.

The following table sets forth the charge-offs and recoveries for the periods indicated:

	Three months ended			Year ended December 31,
	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022
	(In thousands) (Unaudited)
Charge-offs:
Commercial loans	$1,392	$6,254	$860	$13,909	$3,222
Construction loans	4,221	—	—	4,221	—
Real estate loans (1)	—	1,221	2,131	5,341	2,268
Installment and other loans	—	8	—	15	—
Total charge-offs	5,613	7,483	2,991	23,486	5,490
Recoveries:
Commercial loans	1,426	611	356	2,990	2,465
Construction loans	—	—	—	—	6
Real estate loans (1)	55	261	97	2,918	432
Installment and other loans	—	—	2	—	2
Total recoveries	1,481	872	455	5,908	2,905
Net charge-offs/(recoveries)	$4,132	$6,611	$2,536	$17,578	$2,585
(1) Real estate loans include commercial mortgage loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), wealth management fees, and other sources of fee income, was $23.1 million for the fourth quarter of 2023, an increase of $15.3 million, or 194.8%, compared to $7.8 million for the third quarter of 2023. The increase was primarily due to an increase of $15.2 million in gain on equity securities, when compared to the third quarter of 2023.

Non-interest expense

Non-interest expense increased $16.5 million, or 17.6%, to $110.5 million in the fourth quarter of 2023, compared to $94.0 million in the third quarter of 2023. The increase in non-interest expense in the fourth quarter of 2023 was primarily due to an increase of $11.3 million in FDIC and State assessments, an increase of $3.0 million in amortization expense of investments in low-income housing and alternative energy partnerships, an increase of $1.3 million in salaries and employee benefits and an increase of $671 thousand in one-time restructuring costs, when compared to the third quarter of 2023. The efficiency ratio, defined as non-interest expense divided by the sum of net interest income before provision for loan losses plus non-interest income, was 53.84% in the fourth quarter of 2023, compared to 48.57% for the third quarter of 2023.

Income taxes

The effective tax rate for the fourth quarter of 2023 was 11.28%, compared to 10.95% for the third quarter of 2023. The effective tax rate includes the impact of alternative energy investments and low-income housing tax credits.

BALANCE SHEET REVIEW

Gross loans were $19.55 billion as of December 31, 2023, an increase of $1.3 billion, or 7.1%, from $18.25 billion as of December 31, 2022. The increase was primarily due to increases of $935.9 million, or 10.6%, in commercial real estate loans, $585.8 million, or 11.2%, in residential mortgage loans, offset by a decrease of $136.7 million, or 24.4%, in construction loans, and a decrease of $78.6 million, or 24.2%, in home equity loans. For the fourth quarter of 2023, gross loans increased by $524.3 million, or 11.5% annualized.

The loan balances and composition as of December 31, 2023, compared to September 30, 2023, and December 31, 2022, are presented below:

	December 31, 2023	September 30, 2023	December 31, 2022
	(In thousands) (Unaudited)
Commercial loans	$3,305,048	$3,090,609	$3,318,778
Residential mortgage loans	5,838,747	5,685,844	5,252,952
Commercial real estate loans	9,729,581	9,511,805	8,793,685
Equity lines	245,919	253,826	324,548
Construction loans	422,647	474,294	559,372
Installment and other loans	6,198	7,444	4,689
Gross loans	$19,548,140	$19,023,822	$18,254,024

Allowance for loan losses	(154,562)	(154,619)	(146,485)
Unamortized deferred loan fees	(10,720)	(9,521)	(6,641)
Total loans, net	$19,382,858	$18,859,682	$18,100,898

Total deposits were $19.33 billion as of December 31, 2023, an increase of $820.2 million, or 4.4%, from $18.51 billion as of December 31, 2022.

The deposit balances and composition as of December 31, 2023, compared to September 30, 2023, and December 31, 2022, are presented below:

	December 31, 2023	September 30, 2023	December 31, 2022
	(In thousands) (Unaudited)
Non-interest-bearing demand deposits	$3,529,018	$3,623,483	$4,168,989
NOW deposits	2,370,685	2,454,878	2,509,736
Money market deposits	3,049,754	3,222,612	3,812,724
Savings deposits	1,039,203	1,131,352	1,000,460
Time deposits	9,336,787	9,203,263	7,013,370
Total deposits	$19,325,447	$19,635,588	$18,505,279

ASSET QUALITY REVIEW

As of December 31, 2023, total non-accrual loans were $66.7 million, a decrease of $2.2 million, or 3.2%, from $68.9 million as of December 31, 2022, and a decrease of $10.6 million, or 13.7%, from $77.3 million as of September 30, 2023.

The allowance for loan losses was $154.6 million and the allowance for off-balance sheet unfunded credit commitments was $9.1 million as of December 31, 2023. The allowances represent the amount estimated by management to be appropriate to absorb credit losses inherent in the loan portfolio, including unfunded credit commitments. The allowance for loan losses represented 0.79% of period-end gross loans, and 209.33% of non-performing loans as of December 31, 2023. The comparable ratios were 0.80% of period-end gross loans, and 182.12% of non-performing loans as of December 31, 2022.

The changes in non-performing assets and loan modifications to borrowers experiencing financial difficulty as of December 31, 2023, compared to December 31, 2022, and September 30, 2023, are presented below:

(Dollars in thousands) (Unaudited)	December 31, 2023	December 31, 2022	% Change	September 30, 2023	% Change
Non-performing assets
Accruing loans past due 90 days or more	$7,157	$11,580	(38)	$1,924	272

Non-accrual loans:
Construction loans	7,736	—	—	16,992	(54)
Commercial real estate loans	32,030	34,096	(6)	32,539	(2)
Commercial loans	14,404	25,772	(44)	14,661	(2)
Residential mortgage loans	12,511	8,978	39	13,138	(5)
Installment and other loans	—	8	(100)	—	—
Total non-accrual loans:	$66,681	$68,854	(3)	$77,330	(14)
Total non-performing loans	73,838	80,434	(8)	79,254	(7)
Other real estate owned	19,441	4,067	378	14,407	35
Total non-performing assets	$93,279	$84,501	10	$93,661	(0)
Accruing loan modifications to borrowers experiencing financial difficulties (1)	$2,872	$—	—	$1,489	93
Accruing troubled debt restructurings (TDRs)	$—	$15,145	(100)	$—	—

Allowance for loan losses	$154,562	$146,485	6	$154,619	(0)
Total gross loans outstanding, at period-end	$19,548,140	$18,254,024	7	$19,023,822	3

Allowance for loan losses to non-performing loans, at period-end	209.33%	182.12%		195.09%
Allowance for loan losses to gross loans, at period-end	0.79%	0.80%		0.81%
(1) Beginning after January 1, 2023, modifications are reported in accordance with the new guidance under ASU 2022-02.

The ratio of non-performing assets to total assets was 0.40% as of December 31, 2023, compared to 0.39% as of December 31, 2022. Total non-performing assets increased $8.8 million, or 10.4%, to $93.3 million as of December 31, 2023, compared to $84.5 million as of December 31, 2022, primarily due to an increase of $15.4 million, or 378.0%, in other real estate owned, offset by a decrease of $4.4 million, or 38.2%, in accruing loans past due 90 days or more and a decrease of $2.2 million, or 3.2%, in non-accrual loans.

CAPITAL ADEQUACY REVIEW

As of December 31, 2023, the Company’s Tier 1 risk-based capital ratio of 12.82%, total risk-based capital ratio of 14.30%, and Tier 1 leverage capital ratio of 10.55%, calculated under the Basel III capital rules, continue to place the Company in the “well capitalized” category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 8%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. As of December 31, 2022, the Company’s Tier 1 risk-based capital ratio was 12.21%, total risk-based capital ratio was 13.73%, and Tier 1 leverage capital ratio was 10.08%.

FULL YEAR REVIEW

Net income for the year ended December 31, 2023, was $354.1 million, a decrease of $6.5 million, or 1.8%, compared to net income of $360.6 million for the year ended December 31, 2022. Diluted earnings per share for the year ended December 31, 2023 was $4.86, compared to $4.83 per share for the year ended December 31, 2022. The net interest margin for the year ended December 31, 2023 was 3.45%, compared to 3.63% for the year ended December 31, 2022.

Return on average stockholders’ equity was 13.56% and return on average assets was 1.56% for the year ended December 31, 2023, compared to a return on average stockholders’ equity of 14.70% and a return on average assets of 1.69% for the year ended December 31, 2022. The efficiency ratio for the year ended December 31, 2023, was 46.97%, compared to 38.38% for the year ended December 31, 2022.

CONFERENCE CALL

Cathay General Bancorp will host a conference call to discuss its fourth quarter and year-end 2023 financial results this afternoon, Wednesday, January 24, 2024, at 3:00 p.m. Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-833-816-1377 and enter Conference ID 10185350. The presentation accompanying this call and access to the live webcast is available on our site at www.cathaygeneralbancorp.com and a replay of the webcast will be archived for one year within 24 hours after the event.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is a publicly traded company (Nasdaq: CATY) and is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services and currently operates over 60 branches across the United States in California, New York, Washington, Texas, Illinois, Massachusetts, Maryland, Nevada, and New Jersey. Overseas, it has a branch outlet in Hong Kong, and representative offices in Beijing, Shanghai, and Taipei. To learn more about Cathay Bank, please visit www.cathaybank.com. Cathay General Bancorp’s website is at www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “predicts,” “potential,” “possible,” “optimistic,” “seeks,” “shall,” “should,” “will,” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from local, regional, national and international business, market and economic conditions and events and the impact they may have on us, our customers and our operations, assets and liabilities; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation; higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; our ability to generate anticipated returns on our investments and financings, including in tax-advantaged projects; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters, public health crises and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; and general competitive, economic political, and market conditions and fluctuations.

These and other factors are further described in Cathay General Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2022 (Item 1A in particular), other reports filed with the Securities and Exchange Commission (“SEC”), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or review any forward-looking statement to reflect circumstances, developments or events occurring after the date on which the statement is made or to reflect the occurrence of unanticipated events.

CATHAY GENERAL BANCORP CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	Three months ended			Year ended December 31,
(Dollars in thousands, except per share data)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022

Financial performance
Net interest income before provision for credit losses	$182,138	$185,640	$201,814	$741,746	$733,697
Provision for credit losses	1,723	7,000	1,400	25,978	14,543
Net interest income after provision for credit losses	180,415	178,640	200,414	715,768	719,154
Non-interest income	23,101	7,837	12,088	68,292	56,814
Non-interest expense	110,498	93,973	81,224	380,478	303,432
Income before income tax expense	93,018	92,504	131,278	403,582	472,536
Income tax expense	10,492	10,133	33,677	49,458	111,894
Net income	$82,526	$82,371	$97,601	$354,124	$360,642

Net income per common share
Basic	$1.14	$1.14	$1.33	$4.88	$4.85
Diluted	$1.13	$1.13	$1.33	$4.86	$4.83

Cash dividends paid per common share	$0.34	$0.34	$0.34	$1.36	$1.36

Selected ratios
Return on average assets	1.40%	1.42%	1.77%	1.56%	1.69%
Return on average total stockholders’ equity	12.21%	12.36%	15.73%	13.56%	14.70%
Efficiency ratio	53.84%	48.57%	37.97%	46.97%	38.38%
Dividend payout ratio	29.92%	29.95%	25.45%	27.85%	27.99%

Yield analysis (Fully taxable equivalent)
Total interest-earning assets	5.99%	5.89%	5.06%	5.78%	4.21%
Total interest-bearing liabilities	3.59%	3.33%	1.66%	3.11%	0.82%
Net interest spread	2.40%	2.56%	3.40%	2.67%	3.39%
Net interest margin	3.27%	3.38%	3.87%	3.45%	3.63%

Capital ratios	December 31, 2023	September 30, 2023	December 31, 2022
Tier 1 risk-based capital ratio	12.82%	12.70%	12.19%
Total risk-based capital ratio	14.30%	14.21%	13.71%
Tier 1 leverage capital ratio	10.55%	10.44%	10.08%
	.		.	.

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)	December 31, 2023	September 30, 2023	December 31, 2022

Assets
Cash and due from banks	$173,988	$145,580	$195,440
Short-term investments and interest bearing deposits	654,813	1,017,354	966,962
Securities available-for-sale (amortized cost of $1,726,080 at December 31, 2023, $1,684,951 at September 30, 2023 and $1,622,173 at December 31, 2022)	1,604,570	1,508,798	1,473,348
Loans	19,548,140	19,023,822	18,254,024
Less: Allowance for loan losses	(154,562)	(154,619)	(146,485)
Unamortized deferred loan fees, net	(10,720)	(9,521)	(6,641)
Loans, net	19,382,858	18,859,682	18,100,898
Equity securities	40,406	31,456	22,158
Federal Home Loan Bank stock	17,746	17,250	17,250
Other real estate owned, net	19,441	14,407	4,067
Affordable housing investments and alternative energy partnerships, net	315,683	332,903	327,128
Premises and equipment, net	91,097	91,033	94,776
Customers’ liability on acceptances	3,264	16,900	2,372
Accrued interest receivable	97,673	90,875	82,428
Goodwill	375,696	375,696	375,696
Other intangible assets, net	4,461	4,725	5,757
Right-of-use assets- operating leases	32,076	30,586	29,627
Other assets	267,762	307,284	250,069
Total assets	$23,081,534	$22,844,529	$21,947,976

Liabilities and Stockholders’ Equity
Deposits:
Non-interest-bearing demand deposits	$3,529,018	$3,623,483	$4,168,989
Interest-bearing deposits:
NOW deposits	2,370,685	2,454,878	2,509,736
Money market deposits	3,049,754	3,222,612	3,812,724
Savings deposits	1,039,203	1,131,352	1,000,460
Time deposits	9,336,787	9,203,263	7,013,370
Total deposits	19,325,447	19,635,588	18,505,279

Advances from the Federal Home Loan Bank	540,000	15,000	485,000
Other borrowings for affordable housing investments	15,787	22,374	22,600
Long-term debt	119,136	119,136	119,136
Acceptances outstanding	3,264	16,900	2,372
Lease liabilities - operating leases	34,797	32,962	32,518
Other liabilities	306,529	363,833	307,031
Total liabilities	20,344,960	20,205,793	19,473,936
Stockholders' equity	2,736,574	2,638,736	2,474,040
Total liabilities and equity	$23,081,534	$22,844,529	$21,947,976

Book value per common share	$37.66	$36.35	$34.01
Number of common shares outstanding	72,668,927	72,586,992	72,742,151

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended			Year ended December 31,
	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022
	(In thousands, except share and per share data)
Interest and Dividend Income
Loan receivable, including loan fees	$302,477	$293,108	$243,324	$1,130,242	$801,981
Investment securities	14,885	12,698	10,181	51,717	28,240
Federal Home Loan Bank stock	392	355	329	1,349	1,103
Deposits with banks	15,509	17,307	9,954	58,914	19,957
Total interest and dividend income	333,263	323,468	263,788	1,242,222	851,281

Interest Expense
Time deposits	97,826	90,022	34,352	331,997	56,354
Other deposits	43,282	38,207	23,048	135,965	48,942
Advances from Federal Home Loan Bank	7,289	6,779	2,484	22,164	5,880
Long-term debt	1,759	1,726	1,228	6,480	5,546
Short-term borrowings	969	1,094	862	3,870	862
Total interest expense	151,125	137,828	61,974	500,476	117,584

Net interest income before provision for credit losses	182,138	185,640	201,814	741,746	733,697
Provision for credit losses	1,723	7,000	1,400	25,978	14,543
Net interest income after provision for credit losses	180,415	178,640	200,414	715,768	719,154

Non-Interest Income
Net (losses)/gains from equity securities	8,950	(6,218)	(966)	18,248	392
Debt securities losses, net	—	—	—	(3,000)	—
Letters of credit commissions	1,744	1,738	1,584	6,716	6,351
Depository service fees	1,423	1,536	1,530	6,432	6,523
Wealth management fees	4,820	5,150	3,942	17,506	16,436
Other operating income	6,164	5,631	5,998	22,390	27,112
Total non-interest income	23,101	7,837	12,088	68,292	56,814

Non-Interest Expense
Salaries and employee benefits	40,101	38,774	35,093	154,149	142,546
Occupancy expense	5,387	5,851	5,658	22,270	22,808
Computer and equipment expense	4,579	4,387	3,842	17,478	13,603
Professional services expense	8,279	7,906	7,529	32,491	28,237
Data processing service expense	3,718	3,614	3,368	14,728	13,181
FDIC and State assessments	14,358	3,063	2,038	23,588	8,037
Marketing expense	1,110	1,587	2,171	5,887	6,863
Other real estate owned expense	195	435	34	761	127
Amortization of investments in low income housing and alternative energy partnerships	26,119	23,157	14,594	86,616	42,065
Amortization of core deposit intangibles	251	250	1,168	1,310	1,892
Acquisition, integration and restructuring costs	671	—	—	671	4,127
Other operating expense	5,730	4,949	5,729	20,529	19,946
Total non-interest expense	110,498	93,973	81,224	380,478	303,432

Income before income tax expense	93,018	92,504	131,278	403,582	472,536
Income tax expense	10,492	10,133	33,677	49,458	111,894
Net income	$82,526	$82,371	$97,601	$354,124	$360,642
Net income per common share:
Basic	$1.14	$1.14	$1.33	$4.88	$4.85
Diluted	$1.13	$1.13	$1.33	$4.86	$4.83

Cash dividends paid per common share	$0.34	$0.34	$0.34	$1.36	$1.36
Basic average common shares outstanding	72,652,779	72,568,518	73,130,500	72,573,025	74,337,265
Diluted average common shares outstanding	72,906,310	72,890,414	73,467,401	72,862,628	74,664,735

CATHAY GENERAL BANCORP AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

	Three months ended
(In thousands)(Unaudited)	December 31, 2023		September 30, 2023		December 31, 2022
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$19,330,187	6.21%	$18,959,444	6.13%	$18,117,692	5.33%
Taxable investment securities	1,594,267	3.71%	1,530,767	3.29%	1,493,472	2.70%
FHLB stock	19,599	7.94%	19,141	7.35%	17,250	7.57%
Deposits with banks	1,130,806	5.44%	1,273,751	5.39%	1,052,161	3.75%
Total interest-earning assets	$22,074,859	5.99%	$21,783,103	5.89%	$20,680,575	5.06%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,466,263	2.14%	$2,405,011	1.98%	$2,514,877	0.78%
Money market deposits	3,200,455	3.33%	3,036,445	2.98%	4,350,804	1.63%
Savings deposits	1,112,454	1.11%	1,151,615	1.17%	1,064,019	0.09%
Time deposits	9,208,820	4.21%	9,145,176	3.91%	6,403,334	2.13%
Total interest-bearing deposits	$15,987,992	3.50%	$15,738,247	3.23%	$14,333,034	1.59%
Other borrowed funds	600,483	5.46%	586,824	5.32%	358,840	3.70%
Long-term debt	119,136	5.86%	119,136	5.75%	119,136	4.09%
Total interest-bearing liabilities	16,707,611	3.59%	16,444,207	3.33%	14,811,010	1.66%

Non-interest-bearing demand deposits	3,598,385		3,603,779		4,337,065

Total deposits and other borrowed funds	$20,305,996		$20,047,986		$19,148,075

Total average assets	$23,304,836		$22,997,408		$21,917,339
Total average equity	$2,681,899		$2,644,005		$2,461,524

	Year ended
(In thousands)(Unaudited)	December 31, 2023		December 31, 2022
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$18,763,271	6.02%	$17,631,943	4.55%
Taxable investment securities	1,558,877	3.32%	1,321,346	2.14%
FHLB stock	18,620	7.25%	17,629	6.26%
Deposits with banks	1,141,720	5.16%	1,261,833	1.58%
Total interest-earning assets	$21,482,488	5.78%	$20,232,751	4.21%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,388,080	1.71%	$2,471,256	0.33%
Money market deposits	3,164,739	2.72%	4,902,357	0.81%
Savings deposits	1,070,405	0.83%	1,118,967	0.08%
Time deposits	8,849,293	3.75%	5,398,808	1.04%
Total interest-bearing deposits	$15,472,517	3.02%	$13,891,388	0.76%
Other borrowed funds	505,218	5.15%	247,276	2.73%
Long-term debt	119,136	5.44%	119,136	4.66%
Total interest-bearing liabilities	16,096,871	3.11%	14,257,800	0.82%

Non-interest-bearing demand deposits	3,705,788		4,386,526
Total deposits and other borrowed funds	$19,802,659		$18,644,326

Total average assets	$22,705,192		$21,383,739
Total average equity	$2,610,582		$2,453,391
(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

CATHAY GENERAL BANCORP
GAAP to NON-GAAP RECONCILIATION
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		As of
		December 31, 2023	September 30, 2023	December 31, 2022
		(In thousands) (Unaudited)
Stockholders' equity	(a)	$2,736,574	$2,638,736	$2,474,040
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(4,461)	(4,725)	(5,757)
Tangible equity	(b)	$2,356,417	$2,258,315	$2,092,587

Total assets	(c)	$23,081,534	$22,844,529	$21,947,976
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(4,461)	(4,725)	(5,757)
Tangible assets	(d)	$22,701,377	$22,464,108	$21,566,523

Number of common shares outstanding	(e)	72,668,927	72,586,992	72,742,151

Total stockholders' equity to total assets ratio	(a)/(c)	11.86%	11.55%	11.27%
Tangible equity to tangible assets ratio	(b)/(d)	10.38%	10.05%	9.70%
Tangible book value per share	(b)/(e)	$32.43	$31.11	$28.77

		Three Months Ended			Twelve Months Ended
		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
		(In thousands) (Unaudited)
Net Income		$82,526	$82,371	$97,601	$354,124	$360,642
Add: Amortization of other intangibles		262	270	1,191	1,294	2,007
Tax effect of amortization adjustments (2)		(78)	(80)	(353)	(384)	(595)
Tangible net income	(f)	$82,710	$82,561	$98,439	$355,034	$362,054

Return on tangible common equity (3)	(f)/(b)	14.04%	14.62%	18.82%	15.07%	17.30%
(1) Includes core deposit intangibles and mortgage servicing.
(2) Applied the statutory rate of 29.65%.
(3) Annualized.

Contacts

Heng W. Chen
(626) 279-3652